UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2022

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue	Suite 550	Irvine	CA	92612
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2022, the Board of Directors (the “Board”) of Sabra Health Care REIT, Inc. (the “Company”) approved a resolution to prohibit the Company from electing to be subject to Section 3-803 of Subtitle 8 of Title 3 of the Maryland General Corporation Law (the “MGCL”), unless a proposal to repeal such resolution is first approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. Subtitle 8 of Title 3 of the MGCL is commonly referred to as the Maryland Unsolicited Takeovers Act. Section 3-803 of the MGCL permits the board of directors of a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect to classify the board of directors without stockholder approval. By adopting this resolution, the Company will be prohibited from classifying the Board without first obtaining stockholder approval.

On December 16, 2022, the Company filed Articles Supplementary with the State Department of Assessments and Taxation of Maryland reflecting the adoption of this resolution. The Articles Supplementary will become effective upon acceptance for record.

In addition, on December 15, 2022, the Board approved an amendment and restatement of the Company’s Amended and Restated Bylaws (as so amended and restated, the “Bylaws”) to update various provisions of the Bylaws to require parties proposing a nominee for election of a director to comply with the universal proxy rules recently adopted by the U.S. Securities and Exchange Commission.

The amendments also update the Bylaws’ proxy and advance notice provisions, specifically, the notice required thereby, to require, among other things, (i) certain representations with respect to the solicitation intentions of a proposing stockholder, and (ii) additional representations regarding the willingness to serve of a Proposed Nominee (as defined in the Bylaws) to serve on the Board, if elected, and that no additional consents from any third party are required for a Proposed Nominee to serve on the Board, if elected. The amendments also clarify that a stockholder may not nominate more individuals than there are directors to be elected or substitute or replace a proposed nominee without compliance with the requirements for nomination in the Bylaws, including compliance with any applicable deadlines.

The amendments also include various conforming and technical changes, including updates to provisions relating to virtual meetings to align with changes to the MGCL statutory language.

The Bylaws became effective immediately.

The foregoing description of the Articles Supplementary and the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Articles Supplementary and the Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Articles Supplementary of Sabra Health Care REIT, Inc., dated as of December 15, 2022.

3.2	Amended and Restated Bylaws of Sabra Health Care REIT, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: December 16, 2022	/S/ MICHAEL COSTA
	Name:	Michael Costa
	Title:	Chief Financial Officer, Secretary and Executive Vice President